Exhibit 99.1

For Immediate Release

DIGITAL ALLY, INC. SIGNS STATEWIDE CONTRACT WITH UTAH

GENERAL SERVICES DEPARTMENT

WEST VIRGINIA STATE POLICE PLACES THIRD ORDER FOR DVM-500 SYSTEMS

OVERLAND PARK, Kansas (April 17, 2008) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced that it has signed a statewide contract with the Utah General Services Department for its DVM-500 In-Car Video Rearview Mirror Systems.

The contract will allow all state, county and municipal law enforcement agencies to purchase Digital Ally’s DVM-500 systems under the same terms and prices. All law enforcement agencies in the State of Utah are currently being notified of this contract and the terms under which DVM-500s may be purchased.

The Company also announced that the West Virginia State Police, which placed an initial order for 124 DVM-500 systems in early 2007 and ordered an additional 50 systems in September 2007, placed a third order for an additional 100 systems during the first quarter of 2008. The agency has indicated that it plans to order another 200 systems later this year.

“The Utah agreement represents the sixth statewide contract that we have received for our DVM-500 In-Car Video Rearview Mirror systems,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc. “Meanwhile, the receipt of a third order from the West Virginia State Police clearly illustrates the manner in which law enforcement agencies have re-ordered additional units as budget considerations allow and as they have gained experience with the DVM-500 in the field.”

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications. The Company’s primary focus involves Digital Video Imaging and Storage. For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether, and the extent to which, the Company may obtain DVM-500 orders from the State of Utah; the Company’s ability to have its new product offerings perform as planned or advertised; whether there will be a commercial market, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; its ability to continue to increase revenue and profits; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-KSB filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via

email at info@rjfalkner.com